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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
Central Garden & Pet Company
Lafayette, California

  We consent to the use in this Registration Statement of Central Garden & Pet Company on Form S-3 of our reports dated October 27, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and incorporated by reference in the Company's Annual Report on Form 10-K for the nine-month period ended September 30, 1995, and to the references to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP
San Francisco, California
June 28, 1996